December 17, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 1-33726

Dear Sirs/Madams:

We have read Item 4.01 of Advanced Battery Technology Inc.’s Form 8-K dated December 17, 2010 and we agree with the statements relating to Friedman LLP made under Item 4.01 concerning our firm.

Yours truly,

Friedman LLP